Exhibit 10.3
SUMMIT MATERIALS, INC.
EXECUTIVE SEVERANCE PLAN

Amendment to Participation Notice and Agreement

Date: March 1, 2023

Participant: Anne P. Noonan

    Reference is made herein to my Participation Notice and Agreement (the “Agreement”), dated as of July 20, 2020, under the Summit Materials, Inc. Executive Severance Plan (as amended from time to time, the “Plan”). Capitalized terms used but not defined in this Amendment to Participation Notice and Agreement (this “Amendment”) shall have the meanings given to such terms in the Plan.

    Summit Materials, Inc. and I hereby agree that, effective as of the date hereof, my (a) Severance Multiple shall be 3.0x and (b) Welfare Continuation Period shall be 36 months, in each case of (a) and (b), solely in with respect to a Qualifying Change in Control Termination (but not, for the avoidance of doubt, with respect to a Qualifying Termination that is not a Qualifying Change in Control Termination).

    Effective as of the date hereof, the Agreement, as amended by this Amendment, shall constitute my Participation Notice and Agreement for all purposes under the Plan. Other than as expressly amended by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

PARTICIPANT

/s/ Anne P. Noonan
Anne P. Noonan

SUMMIT MATERIALS, INC.

/s/ Howard Lance
By:     Howard Lance
Title:     Chairman of the Board of Directors